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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement on Form S-1 of Community Health Systems, Inc. of our report dated February 25, 2000
(October 5, 2000 as to Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 25, 2000
(October 5, 2000 as to Note 14) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
October 5, 2000